SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement (as permitted by Rule 14a—6(e)(2)
☐	Confidential, For Use of the Commission Only
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

STRATEGIC MINING CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)
___________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction.
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Strategic Mining Corp.
36 Toronto Street, suite 1170
Toronto, ON, Canada M5C 2C5
Phone (416) 840-9843

July 5, 2012

To the Stockholders of Strategic Mining Corp.:

The board of directors of Strategic Mining Corp., a Wyoming corporation (the “Company”), is soliciting your consent to amend the articles of incorporation of the Company to increase its authorized common share capital to an unlimited number of shares.

The board of directors is soliciting Stockholder approval by written consent, and in lieu of a meeting of Stockholders, because it believes that this is the most cost effective manner of obtaining Stockholder consent to these actions. A form of written consent is enclosed for your use.

The Company intends to first mail this Consent Solicitation Statement and accompanying written consent form on or about July 5, 2012. The Consent Solicitation Statement is being mailed to the holders of record of the Company’s common stock as of the close of business on July 5, 2012. This date is referred to as the “record date.” Written consents of Stockholders representing a majority of the Company’s outstanding common stock as of the record date are required to approve the amendment. The earliest date on which these corporate actions may be effective is July 5, 2012, the date this Consent Solicitation Statement is first mailed to the Stockholders.

Your consent is important regardless of the number of shares of stock that you hold. If you consent to the proposals set forth above and discussed in the enclosed Consent Solicitation Statement, please sign and date the enclosed written consent form and return it to the Company at your earliest convenience. Your cooperation in promptly returning your consent will help limit expenses incident to consent solicitation.

By Order of the Board of Directors
Douglas C. Peters
Chief Executive Officer

Important Notice Regarding the Internet Availability of Consent Solicitation Materials

The earliest date on which this corporate action may be effective is July 5, 2012 the date this Consent Solicitation Statement is first mailed to the Company’s Stockholders.

STRATEGIC MINING CORP. CONSENT SOLICITATION STATEMENT

GENERAL INFORMATION

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission (the “SEC”), and is being furnished to the holders of the outstanding shares of common stock, par value $0.001 (the “Common Stock”), of Strategic Mining Corp., a Wyoming corporation (the “Company”), as of July 5, 2012.

The purpose of this Consent Solicitation Statement is to obtain the consent of the Stockholders to increase the authorized common share capital of the issuer from 400,000,000 to unlimited

Sections17-16-704 and 17-16-1003(a)(iii) of the Wyoming Corporations Act eliminates the need to hold a special meeting of Stockholders to obtain Stockholder approval by providing that, required or permitted by this act to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. This Consent Solicitation Statement will be first mailed on or about July 5, 2012 to those persons who were Stockholders of the Company as of the close of business on May 18, 2012.

THE CONSENT PROCEDURE

General

The board of directors is soliciting Stockholder approval by written consent, and in lieu of a meeting of Stockholders, because it believes that this is the most cost effective manner of obtaining Stockholder consent to these actions.

Voting; Record Date; Vote Required

Only holders of record on May 18, 2012, the record date, will be entitled to consent to the proposals discussed herein. On the record date there were 250,895,851 shares of Common Stock and 20,634,741 Series A Preferred Stock outstanding. The Common Stock and Series A Preferred Stock constitute the Company’s outstanding classes of voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to Stockholders.  Each share of Preferred Stock entitles the holder to 10 votes on all matters submitted to Stockholders.

The amendment to articles of incorporation will be approved by the Company’s Stockholders if the Company receives written consents of Stockholders representing a majority of the voting power of its outstanding Common Stock as of the record date. The current holders of 37.4% of the common shares and holders of 100% of preferred shares collectively beneficially own approximately 65.4% of the voting power of the Company’s outstanding Common Stock as of the record date and have indicated to the Company that they intend to vote in favor of the proposal.

The form of written consent is enclosed with this Consent Solicitation Statement. A written consent form that has been signed, dated and delivered to the Company with the “CONSENT” box checked, or without any box checked, will constitute consent for the proposal. A written consent form that has been signed, dated and delivered to the Company with the “WITHHOLD CONSENT” or “ABSTAIN” boxes checked will be counted as a vote against the respective proposal. A Stockholder may effectively vote against a proposal by not tendering a written consent.

Consents, once dated, signed and delivered to the Company, will remain effective unless and until revoked by a written notice of revocation that is dated, signed and delivered to the Company before the time that the Company received written consent of Stockholders representing a majority of the voting power of the Company’s outstanding Common Stock as of the record date. Written consents may be delivered to the Company via facsimile to +1 303-463-0573 or mailed to the following address:

Strategic Mining Corp.
36 Toronto Street, suite 1170
Toronto, ON, Canada M5C 2C5

Your consent is important regardless of the number of shares of stock that you hold. Your cooperation in promptly returning your consent will help limit expenses incident to consent solicitation. Any questions regarding the proposal or the written consent may be directed to the Company at the mailing address above, via electronic mail at dcpeters@strategicminingcorp.com, or by calling Douglas Peters or Ian Lambert at the Company at (416) 840-9843.

Expense of Consent Solicitation

The Company will pay the expense of soliciting the consents and the cost of preparing, assembling and mailing material in connection therewith. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Common Stock beneficially owned by others to forward to the beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of consents by mail may be supplemented by telephone, facsimile, other approved electronic media or personal solicitation by the Company’s directors, officers and other regular employees.

PROPOSAL
TO AMEND THE ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED COMMON SHARE CAPITAL

General

On June 15, 2012, the Company’s board of directors approved a change in the Company’s articles of incorporation to increase the authorized common share capital from 400,000,000 shares to unlimited shares,  subject to Stockholder approval, and recommending the Stockholders approve such change.

Principal Reasons for Change

The Company’s board of directors approved the increase in authorized common share capital because the Company must increase its authorized common share capital in order to use equity to raise working capital to continue exploration of its mining properties.

If, or when, the Company obtains the requisite Stockholder approval of the amendment, the Company intends to file Articles of Amendment to its Articles of Incorporation with the Wyoming Secretary of State to effect the increase in authorized share capital. The effective date of the amendment will be the date such Articles of Amendment is filed. However, the board of directors reserves the right to abandon the amendment at any time prior to the effective date if it deems it appropriate to do so in its sole discretion. The form of the Articles of Amendment to its Articles of Incorporation that the Company would file with the Wyoming Secretary of State to effectuate the increase in authorized share capital, if approved by the Stockholders, is attached hereto as Appendix A.

Vote Required

Pursuant to Sections 17-16-704 and 17-16-1003(a)(iii) of the Wyoming Corporations Act, the approval of a majority of a Company’s voting power is required in order to effect the amendment. Accordingly, the Company is seeking your consent to approve of the amendment.

Board of Directors Recommendation

The board of directors unanimously recommends that the Stockholders approve the Amendment to the Company’s Articles of Incorporation to increase the authorized common share capital to unlimited shares.

* * * * *

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information furnished to us with respect to the beneficial ownership of our common stock by (i) each executive officer, director and nominee, and by all directors and executive officers as a group, and (ii) each beneficial owner of more than five percent of our outstanding common stock, in each case as of May 18, 2012. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

Name and Address	Number of Shares	Percentage Owned	Total Voting Power

AGMC Ltd.*(1) BP 504508 Conakry, Guinea	5,881,459Series A Preferred stock	28.5% of Series A Preferred stock	12.9%

AGS Capital Group, LLC 801 Brickell Avenue, Suite 902 Miami, FL 33131	33,304,515 common stock	13.3% of common stock	7.3%

Arnevut Resources (4) 2700 Youngfield Street, Suite 202 Lakewood, CO 80215	30,000common stock	0%	0%

Debbie Dise* 216 Power Lane Tahlequah,OK 74464	4,558,551 shares Series A Preferred stock	22% Series A Preferred stock	10%

Gold River of Africa Corp. (1) Amadou Mara PO Box 92 Conakry, 4508 Republic de Guinea	5,900,000 common stock	2.4%of common stock	1.3%

Tracy Hatheway* 23 Northern Lane Quinte West, ON K8V 6X6 Canada	4,000,000 shares Series A Preferred stock	19.4% Series A Preferred stock	8.7%

Atlantic Gold Mining Corp.*(2) 356 Golfview Road N. N.Palm Beach,FL 33408	1,500,000 shares Series A Preferred stock	7.3% Series A Preferred stock	3.3%

Frank Brodzik (2) 2464 Elmwood Avenue Buffalo, NY 14216	2,600,876 common stock	1.0% of common stock	0.6%

Jonathan Brodzik 1608-45 La Rose Ave. Etobicoke, ON M9P 1A8 Canada	6,000,000 common stock	2.4%of common stock	1.3%

Wanda English (3) 503-192 Jarvis Street Toronto, ON M5B 2J9 Canada	7,035,236 common stock	2.8%of common stock	1.5%

Wanda English (3) c/o DGM Bank & Trust Inc. Hastling Financial Centre, 2nd Fl. Christ Church, Barbados BB15154	3,654,160 common stock	1.5%of common stock	0.8%

Douglas Evans (3) 192 Jarvis St. 503 Toronto, ON M5B 2J7 Canada	4,503,333 common stock	1.8%of common stock	1.0%

Ian D. Lambert 1415 West Georgia St, Suite 2403 Vancouver, BC V6G 3C8 Canada	500,000 common stock	0.2% of common stock	0.1%

Magma Gold Corporation 26 Voyager Court South Toronto, ON M9W 5M7 Canada	6,321,075 common stock	2.5% of common stock	1.4%

Magma Gold Corporation* 4187 Millcroft Drive Burlington, ON L7M 3V3 Canada	1,623,220 common stock 4,694,791 Series A preferred stock	0.6% of common stock and 22.7% Series A preferred stock	10.6%

Northern Star Resources Ltd. 356 Golfview Road, Ste. 808 N. Palm Beach, FL 33408	5,400,000 common stock	2.2% of common stock	1.2%

Northern Star Resources 157 Adelaide Street #702 Toronto, ON M5H 3B8 Canada	4,900,000 common stock	2.0%of common stock	1.1%

Sierra Gold Corp. (3) 503-192 Jarvis St. Toronto, ON M5B 3B8 Canada	6,233,700 common stock	2.5% of common stock	1.4%

Spence Stewart 2354 Payn Road Baltimore, ON, K0K 1C0 Canada	500,000 common stock	0.2% of common stock	0.1%

Officers and Directors as a Group	1,030,000 common stock	0.4%	0.2%
	Nil - Series APreferred stock	0%	0%

*These shareholders hold shares of Series A preferred stock.  Holders of Series A Preferred Stock have super voting rights equivalent to 10 shares of common stock for every share of Series A Preferred.  Each share of Series A Preferred Stock is convertible to one share of Company common stock.

(1)  Amadou Mara controls the voting and dispositive rights over the shares owned by Gold River of Africa Corp. and AGMC Ltd.

(2) Frank Brodzik owns 2,600,876 shares of common stock.  He is also an officer and director of Atlantic Gold Mining Corp., which owns 5,530,030 shares of common stock and 1,500,000 shares of Series A preferred stock.

(3) Douglas Evans owns 8,089,559 shares of common stock.  He is also an officer and director of Sierra Gold Corp., which owns 6,233,700 shares of common stock.  He also is associated with Wanda English who owns 10,689,396 shares of common stock.

(4) Douglas C. Peters, President & CEO of Strategic Mining Corp., also is an officer and director of ARNEVUT Resources Inc.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, officer, associate of any director, officer or any other person has any substantial interest, direct or indirect, in the proposal to amend the Company’s Articles of Incorporation to change the Company’s authorized shares.

STOCKHOLDER PROPOSALS

In order for a Stockholder proposal to be included in the Company’s proxy statement and form of proxy for the next annual meeting of Stockholders, or to be considered at the Company’s next annual meeting, the Company must receive such proposal a reasonable time before the Company begins to print and send its proxy materials. In addition, the acceptance of such proposals is subject to SEC guidelines.

HOUSEHOLDING OF THIS CONSENT SOLICITATION

Some banks, brokers and other nominee record holders of the Common Stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Consent Solicitation Statement may have been sent to multiple Stockholders in your household. If you would prefer to receive separate copies of this Consent Solicitation Statement or of any Consent Solicitation Statement, proxy statement or annual reports that the Company may prepare in the future, please contact your bank, broker or other nominee or submit your request (1) in writing to the Company’s Corporate Secretary at 30 Toronto Street, suite 1170, Toronto, ON, Canada MJC 2C5, or (2) telephonically to the Company’s Corporate Secretary at (416) 840-9843. In addition, Stockholders sharing an address can request delivery of a single set of these documents in the future if they are currently receiving multiple copies by writing or calling the Company’s Corporate Secretary at the address or telephone number set forth in the preceding sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company has filed with the SEC, located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Exchange Act.

The reports, statements and other information that the Company has filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website (http://www.sec.gov) that contains the registration statements, reports, proxy and proxy statements and other information regarding registrants that file electronically with the SEC such as the Company. You may access the Company’s SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

By Order of the Board of Directors

July 5, 2012	/s/ Douglas C. Peters
Toronto, ON, Canada	Douglas Peters, Chief Executive Officer and Director

Appendix A

Proposed Amendment to Articles of Incorporation

Profit Corporation
Articles of Amendment

1.	Corporation Name: Strategic Mining Corp._________________________________________________

2.
Article(s) 10  is amended as follows:

The aggregate number of shares or other ownership units which the corporation has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any within a class:

unlimited shares of common stock, par value $0.001
25,000,000 shares of preferred stock, par value $0.0001

3.
If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4.	The amendment was adopted on: _____________________________________________________

5.
If the amendment was adopted by the incorporators or board of directors without shareholder approval , a statement that the amendment was duly approved by the incorporators or board of directors as the case may be and that shareholder approval was not required:    _________________________________________________________

If the approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this Act and by the articles of incorporation:

The amendment was duly approved by the shareholders in the manner required by the Wyoming Corporations Act and the articles of incorporation.

Signature:___________________________                                                 Date:__________________

WRITTEN CONSENT SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS
OF STRATEGIC MINING CORP.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IN THE ABSENCE OF ANY DIRECTION, THIS CONSENT WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH BELOW.

1.	Proposal to amend the Company’s articles of incorporation to increase the authorized common share capital to unlimited shares:

2. MARK ONLY ONE OF THE FOLLOWING THREE BOXES
☐ CONSENTS / FOR	☐ WITHHOLDS CONSENT / AGAINST	☐ ABSTAINS

3.	The undersigned represents that the undersigned owns the following number of shares of common stock of Strategic Mining Corp. (please insert number): _________________.
4.	The undersigned represents that the undersigned owns the following number of shares of preferred stock of Strategic Mining Corp. (please insert number): _________________.

Please sign exactly as the name or names appear on your stock certificate(s). If the shares are issued in the names of two or more persons, all such persons should sign the consent form. A consent executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees, and partners should indicate their titles when signing.

Date:

Stockholder Name (printed):

Signature:

Title (if applicable):

Signature (if held jointly):

Title (if applicable):

IMPORTANT: PLEASE COMPLETE, SIGN, AND DATE YOUR WRITTEN CONSENT
PROMPTLY AND RETURN IT VIA FAX TO +1 303-463-0573